Exhibit 99.1

FOR IMMEDIATE RELEASE

BIOCARDIA RECEIVES FDA CLEARANCE FOR AVANCE STEERABLE INTRODUCER FOR TRANSSEPTAL ACCESS TO HEART

SAN CARLOS, Calif. – May 8, 2019 – BioCardia®, Inc. [OTC: BCDA], a leader in the development of comprehensive solutions for cardiovascular regenerative therapies, today announced U.S. Food and Drug Administration (FDA) 510(k) clearance of the AVANCE™ steerable introducer product family, designed for introducing various cardiovascular catheters into the heart, including via the left side of the heart through the interatrial septum.

The company will be showing the AVANCE device at booth #2548 at the Heart Rhythm Society’s Heart Rhythm Scientific Sessions conference in San Francisco from May 8 to 11, 2019.

The AVANCE steerable introducer family leverages Morph “DNA” technology, an enhancement of the company’s FDA-cleared Morph steerable introducer, which adds several features that make the devices ideal for use in transseptal procedures and are designed to improve upon commercially-available offerings. The devices are virtually whipless around curves due to their helically arranged pull-wires, enabling greater predictability, stability and control during procedures. They are bidirectional, which further enhances control within the heart. They allow for better catheter conformance to patient anatomy and easier navigation through tortuous anatomy. AVANCE devices also offer a rotating hemostasis side port, which helps reduce physician frustration with tangled fluid lines during a procedure. Three configurations of the device are available.

“We have successfully used our existing Morph products in more than 10,000 clinical procedures to date, including hundreds of cases to deliver cell and gene therapies to the heart,” said BioCardia CEO Peter Altman, PhD. “The success of these products led us to further enhance them for the delivery of our investigational CardiAMP and CardiALLO cell therapies, as well as other clinical applications including transseptal procedures.”

Procedures that leverage transseptal delivery include atrial fibrillation ablation, patent foramen ovale (PFO) and atrial septal defect (ASD) repair, percutaneous mitral valve repair, left atrial appendage closure, and percutaneous left ventricular assist device placement, among others. The global transseptal access systems market value is currently estimated at $490 million and is expected to increase at a compound annual growth rate (CAGR) of 10.4 percent from 2017 to 2024.1

About BioCardia

BioCardia, Inc., headquartered in San Carlos, California, is developing regenerative biologic therapies to treat cardiovascular disease. CardiAMP and CardiALLO cell therapies are the Company’s biotherapeutic product candidates in clinical development. The Company's current products include the Helix™ Biotherapeutic Delivery System and the Morph® steerable guide and sheath catheter portfolio. BioCardia also partners with other biotherapeutic companies to provide its Helix systems and clinical support to their programs studying therapies for the treatment of heart failure, chronic myocardial ischemia and acute myocardial infarction.

Forward Looking Statements
This press release contains forward-looking statements that are subject to many risks and uncertainties. Forward-looking statements include, among other things, the intended outcomes of our trials, the efficacy and safety of our products and therapies, statements regarding our intentions, beliefs, projections, outlook, analyses or current expectations. Such risks and uncertainties include, among others, the inherent uncertainties associated with developing new products or technologies, regulatory approvals, unexpected expenditures, the ability to raise the additional funding needed to continue to pursue BioCardia’s business and product development plans and overall market conditions. These forward-looking statements are made as of the date of this press release, and BioCardia assumes no obligation to update the forward-looking statements.

We may use terms such as “believes,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “will,” “should,” “approximately” or other words that convey the uncertainty of future events or outcomes to identify these forward-looking statements. Although we believe that we have a reasonable basis for each forward-looking statement contained herein, we caution you that forward-looking statements are not guarantees of future performance and that our actual results may differ materially from the forward-looking statements contained in this press release. As a result of these factors, we cannot assure you that the forward-looking statements in this press release will prove to be accurate. Additional factors that could materially affect actual results can be found in BioCardia’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on April 2, 2019, including those under the caption titled “Risk Factors.” BioCardia expressly disclaims any intent or obligation to update these forward-looking statements, except as required by law.

1.	Persistence Market Research (2017). “Transseptal Access Systems Market: Global Industry Analysis (2012-2016) and Forecast (2017-2025).” New York, NY. Persistence Market Research Pvt. Ltd.

###

Media Contact:
Michelle McAdam, Chronic Communications, Inc.
michelle@chronic-comm.com

(310) 902-1274

Investor Contact:
David McClung, Chief Financial Officer
Investors@BioCardia.com

(650) 226-0120